EXHIBIT 10.1

NEWPORT INTERNATIONAL GROUP, INC.

AMENDMENT NO. 2

TO

2002 STOCK OPTION AND STOCK AWARD PLAN, AS AMENDED

WHEREAS, Newport International Group, Inc. (the “Company”) adopted its 2002 Stock Option and Stock Award Plan (the “Plan”) effective August 9, 2002 and reserved 1,000,000 shares of its common stock for issuance pursuant to the Plan; and

WHEREAS, on April 20, 2004 the Plan was amended to increase the number of shares available for issuance under the Plan from 1,000,000 shares to 12,000,000 shares; and

WHEREAS, the Company desires to further increase the number of shares of its common stock subject to the Plan;

NOW, THEREFORE, it is hereby agreed as follows:

1.           Section A.4. of the Plan entitled “Shares and Options Available Under Plan” is hereby amended to provide that the total number of shares authorized and subject to the Plan shall be increased from 12,000,000 shares to 27,000,000 shares.

2.           Except as modified hereby by this Amendment No. 2, the terms and conditions of the Plan shall remain in full force and effect.

NEWPORT INTERNATIONAL GROUP, INC.

By: /s/ Cery Perle

Cery Perle

Chief Executive Officer

Dated: May 31, 2006